CITIGROUP MORTGAGE LOAN TRUST INC.

$1,122,721,300 (Approximate)

Citigroup Mortgage Loan Trust 2007-10
Mortgage Pass-Through Certificates, Series 2007-10

UNDERWRITING AGREEMENT

New York, New York
October 31, 2007

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013

Dear Sir or Madam:

Citigroup Mortgage Loan Trust Inc. (the “Company”), a Delaware corporation, proposes to issue Citigroup Mortgage Loan Trust 2007-10, Mortgage Pass-Through Certificates, Series 2007-10 (the “Certificates”), under a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of October 1, 2007, among the Company, CitiMortgage, Inc. as master servicer (the “Master Servicer” and “Trust Administrator”), Citibank, N.A. (the

“Paying Agent”, “Certificate Registrar” and “Authenticating Agent”) and U.S. Bank National Association as trustee (the “Trustee”), and proposes to sell the Registered Certificates (as defined below) to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”).  If the firm or firms listed in Schedule II hereto include only Citigroup Global Markets Inc., then the terms “Underwriters” and “Representative,” as used herein, shall each be deemed to refer to Citigroup Global Markets Inc. The Certificates are designated as (i) the Class 1A1A Certificates and the Class 1A1B Certificates (collectively, the “Group 1 Class A Certificates”), (ii) the Class 2A1A Certificates, the Class 22AA Certificates, the Class 2A2A Certificates, the Class 2A2B Certificates, the Class 212B Certificates, the Class 2A3A Certificates, the Class 2A3B Certificates, the Class 2A4A Certificates, the Class 2A4B Certificates, the Class 2A5A Certificates and the Class 2A5B Certificates (collectively, the “Group 2 Class A Certificates”), (iii) the Class 31AA Certificates, the Class 3A1A Certificates, the Class 3A1B Certificates, the Class 3A1C Certificates, the Class 31AB Certificates, the Class 3A2A Certificates, the Class 3A2B Certificates, the Class 3A3A Certificates and the Class 3A3B Certificates (collectively, the “Group 3 Class A Certificates”), (iv) the Class 2A2IO Certificates, the Class 2A3IO Certificates and the Class 3A1IO Certificates (the “Interest Only Certificates”), (v) the Class 1B1 Certificates, the Class 1B2 Certificates, the Class 1B3 Certificates, the Class 1B4 Certificates, the Class 1B5 Certificates, the Class 1B6 Certificates, the Class 2B1 Certificates, the Class 2B2 Certificates, the Class 2B3 Certificates, the Class 2B4 Certificates, the Class 2B5 Certificates, the Class 2B6 Certificates, the Class 3B1 Certificates, the Class 3B2 Certificates, the Class 3B3 Certificates, the Class 3B4 Certificates, the Class 3B5 Certificates and the Class 3B6 Certificates (collectively, the “Subordinate Certificates”) and (vi) the Class 1R Certificates, the Class 2R Certificates and the Class 3R Certificates (the “Residual Certificates”).

The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a segregated pool (the “Mortgage Pool”) of conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”). Each Mortgage Loan provides for an original term to maturity of not greater than 40 years. The Mortgage Loans will be acquired by the Company from Citigroup Global Markets Realty Corp. (the “Seller”) in exchange for immediately available funds representing the purchase price. The Certificates are described more fully in Schedule I hereto.   The Class 1A1A Certificates, the Class 1A1B Certificates, the Class 2A1A Certificates, the Class 22AA Certificates, the Class 2A2A Certificates, the Class 2A2B Certificates, the Class 212B Certificates, the Class 2A2IO Certificates, the Class 2A3A Certificates, the Class 2A3B Certificates, the Class 2A3IO Certificates, the Class 2A4A Certificates, the Class 2A4B Certificates, the Class 2A5A Certificates, the Class 2A5B Certificates, the Class 31AA Certificates, the Class 3A1A Certificates, the Class 3A1B Certificates, the Class 3A1C Certificates, the Class 31AB Certificates, the Class 3A1IO Certificates, the Class 3A2A Certificates, the Class 3A2B Certificates, the Class 3A3A Certificates, the Class 3A3B Certificates, the Class 1B1 Certificates, the Class 1B2 Certificates, the Class 1B3 Certificates, the Class 1R Certificates, the Class 2B1 Certificates, the Class 2B2 Certificates, the Class 2B3 Certificates, the Class 2R Certificates, the Class 3B1 Certificates, the Class 3B2 Certificates, the Class 3B3 Certificates and the Class 3R Certificates (collectively, the “Registered Certificates”) are more fully discussed in a registration statement which the Company has furnished to you.  This is to confirm the arrangements with respect to your purchase of the Registered Certificates.

  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

1.  Representations and Warranties:  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), for the registration of the Registered Certificates under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement has become effective and copies of which have heretofore been delivered to you. Such registration statement, as amended as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(vii) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission pursuant to Rule 424 under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Registered Certificates and the plan of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Certificates and the Mortgage Pool to be set forth therein. Such registration statement, including the exhibits thereto, as amended as of the date hereof, is hereinafter called the “Registration Statement”; the prospectus included in the Registration Statement after the Registration Statement, as amended, became effective, or as subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter called the “Basic Prospectus”; the form of prospectus supplemented by the supplement to the form of prospectus relating to the Registered Certificates, is hereinafter called the “Prospectus Supplement” in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Basic Prospectus) is hereinafter called a “Final Prospectus.”  The Company will file with the Commission within fifteen days of the issuance of the Registered Certificates a report on Form 8-K setting forth specific information concerning the Registered Certificates and the Mortgage Pool to the extent that such information is not set forth in the Final Prospectus.

(b)  As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, comply and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, does not and will not contain any untrue statement of material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the information contained in or omitted from the Registration Statement or Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus as set forth in Exhibit A hereto (the “Underwriters’ Information”).

(c)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under (i) this Agreement, (ii) the Mortgage Loan Purchase Agreement, dated as of October 31, 2007 (the “Mortgage Loan Purchase Agreement”), between the Company and the Seller and (iii) the Pooling and Servicing Agreement; and the Company has received no notice of proceedings relating to the revocation or modification of any license, certificate, authority or permit applicable to its owning such properties or conducting such business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

(d)  As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment of the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)  This Agreement and the Mortgage Loan Purchase Agreement have been, and the Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from securities law liabilities.

(f)  The Certificates and the Pooling and Servicing Agreement will conform in all material respects to the description thereof contained in the Final Prospectus, and the Certificates, when duly and validly authorized, executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for by the Underwriters as provided herein, will be entitled to the benefits of the Pooling and Servicing Agreement. On the Closing Date, the Pooling and Servicing Agreement will be effective to establish the Trust Fund as a valid trust under the laws of the State of New York.

(g)  As of the Cut-off Date, the Mortgage Loans will meet the criteria for selection described in the Final Prospectus.

(h)  Neither the issuance and sale of the Certificates, nor the execution and delivery by the Company of this Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound, or any statute, order or regulation applicable to the Company or any of its affiliates of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its affiliates. Neither the Company nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, (i) validity or enforceability of, or the ability of the Company to perform its obligations under, this Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement or (ii) the business, operations, financial conditions, properties or assets of the Company.

(i)  Except as disclosed in the Final Prospectus, there are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement or the Certificates, or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Final Prospectus.

(j)  There has not been any material adverse change in the business, operations, financial condition, properties or assets of the Company since September 30, 2007.

(k)  Any taxes, fees and other governmental charges payable by the Company in connection with the execution, delivery and issuance of this Agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement or the execution, delivery and sale or transfer of the Certificates have been or will be paid at or prior to the Closing Date.

(l)  The Company is not, and the issuance and sale of the Certificates in the manner contemplated by the Final Prospectus will not cause the Company to be, subject to registration or regulation as an investment company or affiliate of an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(m)  The transfer of the Mortgage Loans to the Trust Fund at the Closing Date will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

(n)  As of the Effective Date and as of the date of the Contract of Sale, the Company is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

2.  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company on the Closing Date, at the applicable purchase price set forth in Schedule I hereto, the Certificates set forth opposite such Underwriter’s name in Schedule II hereto.

3.  Delivery and Payment. Delivery of and payment for the Registered Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Representative shall designate), which date and time may be postponed by agreement between the Representative and the Company or as provided in this Agreement (such date and time of delivery and payment for the Certificates being herein called the “Closing Date”).  Delivery of the Registered Certificates, as set forth on Schedule I hereto, shall be made to the Representative for the respective accounts of the several Underwriters against payment in same day Federal funds by the several Underwriters of the applicable purchase price.  The Registered Certificates shall be registered in such names and in such authorized denominations as the Representative may request not less than three full business days in advance of the Closing Date.

The Company agrees to have the Certificates available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 p.m. New York time on the business day prior to the Closing Date.

4.  Offering by Underwriters.

(a)  It is understood that the several Underwriters propose to offer the Certificates that are Registered Certificates for sale to the public as set forth in the Final Prospectus.

(b)  Each Underwriter severally covenants and agrees with the Company as to itself that:

(i)  Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act or access thereto is made available pursuant to Rule 173 of the Securities Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (3) is a Free Writing Prospectus.

(ii)  An Underwriter may convey a Preliminary Term Sheet to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (x) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale, (y) such Underwriter shall deliver a copy of the proposed Preliminary Term Sheet to the Depositor and its counsel prior to the anticipated first use and shall not convey any such Preliminary Term Sheet to which the Depositor or its counsel reasonably objects.

(iii)  An Underwriter may convey Computational Materials (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (A) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale and (B) such Computational Materials shall not be disseminated in a manner reasonably designed to lead to its broad unrestricted dissemination; provided, however, that if such Computational Materials are disseminated in a manner reasonably designed to lead to its broad unrestricted dissemination, such Underwriter shall file with the Commission such Computational Materials, and (y) to an investor after a Contract of Sale, provided that the Underwriter has complied with paragraph (i) above in connection with such Contract of Sale.  The Underwriter shall keep sufficient records of any conveyance of Computational Materials to potential or actual investors and shall maintain such records as required by the Rules and Regulations.

(iv)  If an Underwriter does not furnish a Free Writing Prospectus that is required to be filed with the Commission to the Depositor’s counsel prior to the scheduled print date of the Final Prospectus, such Underwriter will be deemed to have represented that it did not convey any such Free Writing Prospectus to any potential investor.

(v)  Each Free Writing Prospectus shall contain legends that are substantially similar to the following:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates.  You may withdraw your indication of interest at any time.

(vi)  Any Computational Materials shall include legends, in addition to those specified in paragraph (vi) above, substantially similar to the following:

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

(vii)  Each Underwriter severally agrees to retain all Free Writing Prospectuses that it has used and that are not filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Registered Certificates.

(c)  The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

Computational Materials: Any Free Writing Prospectus prepared by the Underwriter that contains only (i) information of the type specified in paragraph (5) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB or (ii) information that is not Issuer Information.

Contract of Sale: The meaning set forth in Rule 159 under the 1933 Act.

Derived Information: Such information, if any, in any Free Writing Prospectus prepared by any Underwriter that is not contained in either (i) the Registration Statement, the Base Prospectus or Final Prospectus or amendments or supplements thereto, taking into account information incorporated therein by reference or (ii) any Pool Information, except to the extent that any omission or alleged omission in Derived Information results from a Pool Error.

Free Writing Prospectus: A “written communication” within the meaning of Rule 405 under the 1933 Act that describes the Certificates and/or the Mortgage Loans.

Issuer Information: Such information as defined in Rule 433(h) under the 1933 Act and which shall not include information that is merely based on or derived from such information.

Issuer Free Writing Prospectus: The meaning set forth in Rule 405 of the 1933 Act except that (i) Computational Materials shall not be an Issuer Free Writing Prospectus and (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of an Underwriter than includes any Issuer information that is not approved by the Depositor for use therein shall not be an Issuer Free Writing Prospectus.

Preliminary Term Sheet: A Free Writing Prospectus that contains information of the type described in paragraphs (1) – (3) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB but which does not included Derived Information.

(d)  (i)  In the event that any Underwriter or the Company becomes aware that, as of the time of the Contract of Sale, any Free Writing Prospectus delivered to a purchaser of a Registered Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter or the Company shall notify the other parties to this Agreement within one business day after discovery.

(ii)  The party responsible for the information to be corrected, if requested by the Company or an Underwriter, as appropriate, shall prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”).

(iii)  The Underwriters shall deliver the Corrected Free Writing Prospectus to each purchaser of a Registered Certificate which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Registered Certificates.

(iv)  The Underwriters shall notify such purchaser in a prominent fashion that the prior agreement to purchase Registered Certificates has been terminated, and of such purchaser’s rights as a result of termination of such agreement.

(v)  The Underwriters shall provide such purchaser with an opportunity to affirmatively agree to purchase such Registered Certificates on the terms described in the Corrected Free Writing Prospectus.

(e)  Each Underwriter covenants with the Company that after the Final Prospectus is available, the Underwriter shall not distribute any written information concerning the Registered Certificates to a prospective purchaser of Registered Certificates unless such information is preceded or accompanied by the Final Prospectus.

5.  Agreements.  The Company agrees with the several Underwriters that:

(a)  The Company will not file any amendment to the Registration Statement or supplement to (including the supplement relating to the Registered Certificates included in the Final Prospectus) the Basic Prospectus, unless the Company has furnished to you a copy for your review prior to filing, and will not file or distribute any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act. The Company will promptly advise the Representative (i) when the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)  If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which any Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment of the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

(c)  The Company will (i) furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer in connection with the Registered Certificates may be required by the 1933 Act, as many copies of each Preliminary Final Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request, and (ii) file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus by an Underwriter or dealer in connection with the Registered Certificates may be required under the 1933 Act.

(d)  The Company agrees that, so long as the Certificates shall be outstanding, it will deliver to the Representative the annual statement as to compliance delivered to the Trustee pursuant to Section 3.20 of the Pooling and Servicing Agreement and the Assessment of Compliance and the Attestation Report furnished to the Trustee pursuant to Section 3.21 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company. The Company will request that the Servicer and the Trustee furnish to the Underwriters any monthly reports furnished to Certificateholders pursuant to the Pooling and Servicing Agreement.

(e)  The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Registered Certificates for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Registered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f)  The Company will pay, to the extent not paid by the Seller pursuant to the Mortgage Loan Purchase Agreement, all costs and expenses in connection with the transactions herein contemplated, including, but not limited to: the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Certificates; accounting fees and disbursements; the costs and expenses in connection with the qualification or exemption of the Registered Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Basic Prospectus, the Preliminary Final Prospectus and the Final Prospectus, the preparation and printing of this Agreement and the furnishing to the Underwriters of such copies of each Preliminary Final Prospectus and the Final Prospectus as the Representative may reasonably request, and the fees of each nationally recognized statistical rating organization identified in the Final Prospectus (individually and collectively, the “Rating Agency”) as having rated the Certificates. Except as provided in Section 7 hereof, the Underwriters shall be responsible for paying all costs and expenses incurred by them in connection with the offering of the Certificates.

(g)  In connection with any transaction contemplated by this Agreement, the Depositor and each of its affiliates maintain customary, arm’s-length business relationships with the Underwriters and each of its affiliates, and no fiduciary duty on the part of the Underwriters or any of its affiliates is thereby or hereby intended or created, and the express disclaimer of any such fiduciary relationship on the part of the Underwriters and each of its affiliates is hereby acknowledged and accepted by the Depositor and each of its affiliates.

(h)  To the extent that any Underwriter has provided to the Company a Free Writing Prospectus that such Underwriter has conveyed to a prospective investor, the Company will file or cause to be filed with the Commission such Free Writing Prospectus that is either an Issuer Free Writing Prospectus (as defined in Section 4(c) hereof) or contains Issuer Information as soon as reasonably practicable after the date of this Agreement, but in any event, not later than required pursuant to Rules 426 or 433, respectively, of the 1933 Act.

(i)  The Company shall not be required to file (A) any Free Writing Prospectus, if the information included therein is included or incorporated by reference in a Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

(j)  To the extent that costs are incurred as a result of an intended trade that has been broken, the party that is responsible for the information which led to such broken trade shall bear the costs associated thereto.

6.  Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Registered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

(b)  The Company shall have delivered to you a certificate of the Company, signed by the President or a vice president or an assistant vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, Final Prospectus and this Agreement and that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required by this Agreement to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened, (iv) nothing has come to the attention of such officer that would lead such officer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) subsequent to the respective dates as of which information is given in the Final Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Company.

(c)  The Underwriters shall have received from Thacher Proffitt & Wood llp, counsel for the Company and the Seller, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters.

(d)  The Representative shall have received from Deloitte & Touche, certified public accountants, a letter, dated the date hereof and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in each respective Final Prospectus under the captions “Summary of Prospectus Supplement—The Mortgage Loans,” “Risk Factors” (to the extent of information regarding the Mortgage Loans therein), “The Mortgage Pool”, “Yield on the Certificates” and “Description of the Certificates” agrees with the records of the Seller.

(e)  The Certificates shall have been given the ratings set forth in Schedule I hereto by the Rating Agency.

(f)  The Representative shall have received, from counsel for the Trustee, a favorable opinion, dated the Closing Date, and in form and substance satisfactory to the Representative and its counsel, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable in accordance with its terms, except as enforceability  may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors  rights in general and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Trustee and the Representative.

(g)  The Representative shall have received from the Seller, in form and substance satisfactory to counsel for the Underwriters:

(i)  An officer’s certificate stating that on the Closing Date the representations and warranties of the Seller under the Mortgage Loan Purchase Agreement will be true and correct and no event has occurred that would constitute a default thereunder; and

(ii)  An officer’s certificate relating to the Mortgage Loan Purchase Agreement and the obligations of the Seller thereunder, as Seller or otherwise, together with copies of the certificate of incorporation and by-laws of the Seller and a certificate of good standing of the Seller under the laws of the State of New York;

(h)  The Representative shall have received from the Master Servicer, in form and substance satisfactory to counsel for the Underwriters:

(i)  An officer’s certificate stating that on the Closing Date the representations and warranties of the Master Servicer contained in the Pooling and Servicing Agreement will be true and correct and no event has occurred with respect to the Master Servicer that would constitute an Event of Default thereunder; and

(ii)  An officer’s certificate relating to the Pooling and Servicing Agreement and the obligations of the Master Servicer thereunder, as Master Servicer or otherwise, and attached thereto the Articles of Association of the Master Servicer, together with copies of the charter and by-laws of the Master Servicer and a certificate of good standing of the Master Servicer issued by the Office of the Comptroller of the Currency of the United States of America.

(i)  The Representative shall have received from counsel to the Master Servicer, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters.

(j)  The Representative shall have received, from counsel for the Paying Agent, a favorable opinion, dated the Closing Date, and in form and substance satisfactory to the Representative and its counsel, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Paying Agent and constitutes the legal, valid and binding agreement of the Paying Agent, enforceable in accordance with its terms, except as enforceability  may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors  rights in general and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Paying Agent and the Representative.

(k)  The Underwriters shall have received copies of any opinions of counsel to the Company, the Seller, each Underlying Seller and the Master Servicer supplied to the Rating Agency or the Trustee  relating to certain matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by the reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

(l)  All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Representative and counsel for the Underwriters, and the Representative and counsel for the Underwriters shall have received such other information, certificates and documents as they may reasonably request.

(m)  All documents required under the Mortgage Loan Purchase Agreement have been provided to the appropriate parties.

(n)  The Interest Rate Swap Agreement shall have been delivered.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

7.  Reimbursement of Underwriters Expenses. If the sale to the Underwriters of the Registered Certificates as provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provisions hereof, other than by reason of default by the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Registered Certificates.

8.  Indemnification and Contribution. The Company agrees with the several Underwriters that:

(a)  The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any static pool information regarding previously securitized pools of the Sponsor or any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Registered Certificates as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (i) in reliance upon and in conformity with any Underwriter’s Information or (ii) any Derived Information, except to the extent that any untrue statement or alleged untrue statement or omission therein results (or is alleged to have resulted) from an error or material omission in the information either in the Prospectus for which the Company is responsible or concerning the characteristics of the Mortgage Loans furnished to the Underwriters for use in the preparation of any Free Writing Prospectus (any such information, the “Pool Information”), which error was not superseded or corrected by the delivery to the Underwriters of corrected written or electronic information, or for which the Company provided written notice of such error to the Underwriters prior to the first Contract of Sale (any such uncorrected Pool Information, a “Pool Error”).  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  Each Underwriter severally will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to (i) Derived Information of such Underwriter or (ii) the Underwriter’s Information of such Underwriter. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph 8(a) or 8(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph 8(a) or 8(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Certificates.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable consideration.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) and benefits received by an Underwriter shall be deemed to be equal to 0.25% of the aggregate initial principal amount of the Certificates purchased by such Underwriter. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to the information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 8(d), in no case shall any Underwriter except as may be provided in any agreement among Underwriters relating to the offering of the Certificates be responsible for any amount in excess of 0.25% of the aggregate initial principal amount of the Certificates purchased by such Underwriter and, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph 8(d).

(e)  For purposes hereof, as to each Underwriter, the term “Derived Information” means such information, if any, in the Computational Materials that is not contained in either (i) the Basic Prospectus, the Final Prospectus or the Registration Statement or amendments or supplements thereto, taking into account information incorporated therein by reference (other than information incorporated by reference from the Computational Materials) or (ii) any Pool Information, except to the extent that any omission or alleged omission in Derived Information results from a Pool Error.

9.  Seller Obligations. [Reserved].

10.  Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for all Registered Certificates if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum prices shall have been established in such Exchange, (ii) a banking moratorium shall have been declared by either federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the judgment of the Representative, impracticable to market the Certificates.

11.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Registered Certificates. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to it at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Managing Director, the Financial Institutions Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Secretary.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

14.  Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, CITIGROUP MORTGAGE LOAN TRUST INC.

By:	/s/ Matthew Bollo
Name:	Matthew Bollo
Title:	Vice President

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

For itself and the other Underwriters named
in Schedule II to the foregoing Agreement.

By:	/s/ Jon Riber
Name:	Jon Riber
Title:	Vice President

SCHEDULE I

Underwriting Agreement, dated October 31, 2007.

As used in this Agreement, the term “Registration Statement” refers to registration statement No. 333-138237 filed by the Company on Form S-3 and declared effective on December 13, 2006, as amended to date. The term “Basic Prospectus” refers to the form of Prospectus filed with the Commission pursuant to Rule 424 under the 1933 Act after the Registration Statement became effective.

Title and Description of Certificates: Citigroup Mortgage Loan Trust, Series 2007-10, Mortgage  Pass-Through Certificates.

Initial aggregate principal balance of the Registered Certificates: $1,122,721,300  (Approximate).

Class	Initial Certificate Principal Balance ($) (1)	Pass-Through Rate	Designations
1A1A	190,071,000	Variable(2)	Group 1 Super Senior
1A1B	11,169,000	Variable(2)	Group 1 Senior Support
1B1	2,378,000	Variable(2)	Group 1 Subordinate
1B2	1,241,000	Variable(2)	Group 1 Subordinate
1B3	517,000	Variable(2)	Group 1 Subordinate
1R	100	Variable(2)	Group 1 Residual
2A1A	5,162,000	Variable(2)	Group 2-1 Super Senior
22AA	377,958,000	Variable(2)	Group 2-2 Super Senior
2A2A	100,000,000	Variable(2)	Group 2-2 Super Senior
2A2B	5,820,000	Variable(2)	Group 2-2 Senior Support
212B	24,180,000	Variable(2)	Group 2-1 Senior Support and Group 2-2 Senior Support
2A2IO	N/A(3)	Variable (4)	Group 2-2 Senior Interest Only
2A3A	27,183,000	Variable(2)	Group 2-3 Super Senior
2A3B	1,345,000	Variable(2)	Group 2-3 Senior Support
2A3IO	N/A(3)	Variable (4)	Group 2-3 Senior Interest Only
2A4A	34,409,000	Variable(2)	Group 2-4 Super Senior
2A4B	1,703,000	Variable(2)	Group 2-4 Senior Support
2A5A	31,754,000	Variable(2)	Group 2-5 Super Senior
2A5B	1,571,000	Variable(2)	Group 2-5 Senior Support
2B1	11,838,000	Variable(2)	Group 2 Subordinate
2B2	5,439,000	Variable(2)	Group 2 Subordinate
2B3	2,560,000	Variable(2)	Group 2 Subordinate
2R	100	Variable(2)	Group 2 Residual
31AA	25,000,000	Variable(2)	Group 3-1 Super Senior
3A1A	118,475,000	Variable(2)	Group 3-1 Super Senior
3A1B	32,310,000	Variable(2)	Group 3-1 Senior Support
3A1C	17,883,000	Variable(2)	Group 3-1 Senior Support
31AB	26,837,000	Variable(2)	Group 3-1 Senior Support
3A1IO	N/A(3)	Variable	Group 3-1 Senior Interest Only
3A2A	8,744,000	Variable(2)	Group 3-2 Super Senior
3A2B	1,212,000	Variable(2)	Group 3-2 Senior Support
3A3A	28,315,000	Variable(2)	Group 3-3 Super Senior
3A3B	3,925,000	Variable(2)	Group 3-3 Senior Support
3B1	18,712,000	Variable(2)	Group 3 Subordinate
3B2	3,242,000	Variable(2)	Group 3 Subordinate
3B3	1,768,000	Variable(2)	Group 3 Subordinate
3R	100	Variable(2)	Group 3 Residual
_____________

(1)           Approximate; subject to a permitted variance of plus or minus 5%.
(2)           Calculated as described under “Description of the Certificates—Pass-Through Rates” in the prospectus supplement.
(3)           This class of certificates is an interest only certificate and will not have a certificate principal balance. This class of certificates will accrue interest on the notional amount thereof.  The notional amount of this class of certificates will be calculated for each distribution date as described under “Description of the Certificates—Glossary.”
(4)  This class of certificates will accrue interest at a pass-through rate for a specified number of accrual periods described under “Description of the Certificates—Pass-Through Rates” in this prospectus supplement.  Thereafter, the pass-through rate for such class of certificates will be 0.000% per annum.

The aggregate purchase price for the Registered Certificates will be equal to approximately 99.75% of the aggregate initial Certificate Principal Balances of the Registered Certificates as of the Cut-off Date.

Closing Time, Date and Location: 10:00 AM. on October 31, 2007 at the offices of Thacher Proffitt & Wood llp, 2 World Financial Center, New York, New York 10281.

Issuance and Delivery of Certificates: The Registered Certificates will be delivered at closing in book-entry form in such names and denominations as the Representative may direct in accordance with the Underwriting Agreement.

SCHEDULE II

Class	Initial Certificate Principal Balance(1)	Underwriter
1A1A	$190,071,000	Citigroup Global Markets, Inc.
1A1B	$11,169,000	Citigroup Global Markets, Inc.
1B1	$2,378,000	Citigroup Global Markets, Inc.
1B2	$1,241,000	Citigroup Global Markets, Inc.
1B3	$517,000	Citigroup Global Markets, Inc.
1R	$100	Citigroup Global Markets, Inc.
2A1A	$5,162,000	Citigroup Global Markets, Inc.
22AA	$377,958,000	Citigroup Global Markets, Inc.
2A2A	$100,000,000	Citigroup Global Markets, Inc.
2A2B	$5,820,000	Citigroup Global Markets, Inc.
212B	$24,180,000	Citigroup Global Markets, Inc.
2A2IO	(2)	Citigroup Global Markets, Inc.
2A3A	$27,183,000	Citigroup Global Markets, Inc.
2A3B	$1,345,000	Citigroup Global Markets, Inc.
2A3IO	(2)	Citigroup Global Markets, Inc.
2A4A	$34,409,000	Citigroup Global Markets, Inc.
2A4B	$1,703,000	Citigroup Global Markets, Inc.
2A5A	$31,754,000	Citigroup Global Markets, Inc.
2A5B	$1,571,000	Citigroup Global Markets, Inc.
2B1	$11,838,000	Citigroup Global Markets, Inc.
2B2	$5,439,000	Citigroup Global Markets, Inc.
2B3	$2,560,000	Citigroup Global Markets, Inc.
2R	$100	Citigroup Global Markets, Inc.
31AA	$25,000,000	Citigroup Global Markets, Inc.
3A1A	$118,475,000	Citigroup Global Markets, Inc.
3A1B	$32,310,000	Citigroup Global Markets, Inc.
3A1C	$17,883,000	Citigroup Global Markets, Inc.
31AB	$26,837,000	Citigroup Global Markets, Inc.
3A1IO	(2)	Citigroup Global Markets, Inc.
3A2A	$8,744,000	Citigroup Global Markets, Inc.
3A2B	$1,212,000	Citigroup Global Markets, Inc.
3A3A	$28,315,000	Citigroup Global Markets, Inc.
3A3B	$3,925,000	Citigroup Global Markets, Inc.
3B1	$18,712,000	Citigroup Global Markets, Inc.
3B2	$3,242,000	Citigroup Global Markets, Inc.
3B3	$1,768,000	Citigroup Global Markets, Inc.
3R	$100	Citigroup Global Markets, Inc.

(1)           Approximate; subject to a permitted variance of plus or minus 5%.
(2)           These classes of certificates are interest only certificates and will not have certificate principal balances. These certificates will accrue interest on the notional amount thereof.  The notional amount of each of these classes of certificates will be calculated for each distribution date as described under “Description of the Certificates—Glossary” in the prospectus supplement

EXHIBIT A

UNDERWRITERS INFORMATION

Prospectus Supplement dated October 31, 2007 (To Prospectus dated October 31, 2007)

$1,122,721,300 (Approximate; subject to a permitted variance of plus or minus 5%)
Citigroup Mortgage Loan Trust 2007-10
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-10

Citigroup Mortgage Loan Trust Inc.
Depositor

Citigroup Global Markets Realty Corp.
Sponsor

Wells Fargo Bank, N.A.
Countrywide Home Loans Servicing LP
Citi Residential Lending Inc.
Servicers

CitiMortgage, Inc.
Master Servicer and Trust Administrator

Citibank, N.A.
Paying Agent, Certificate Registrar and Authenticating Agent

You should consider carefully the risk factors beginning on page S-23 in this prospectus supplement and page 5 in the prospectus.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.  The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of the sponsor, the depositor, the servicers, the master servicer, the paying agent, the certificate registrar or the authenticating agent.

Offered Certificates
The trust created for the Series 2007-10 certificates will hold a pool of one- to four-family, fixed-rate and adjustable-rate residential first lien mortgage loans separated into three collateral pools.  The trust will issue thirty-seven classes of certificates that are offered pursuant to this prospectus supplement. You can find a list of these classes, together with their initial certificate principal balances, if applicable, and pass-through rates, on page S-6 of this prospectus supplement. Credit enhancement for all of the offered certificates will be provided in the form of subordination and, in the case of the Group 2 and Group 3 Certificates, to the limited extent described in this prospectus supplement, cross-collateralization.  In addition, the Group 3 Floating Rate Certificates will  have the benefit of certain payments made pursuant to a swap agreement.  The offered certificates will be entitled to monthly distributions beginning in November 2007.

Underwriting
Citigroup Global Markets Inc., as underwriter, will offer to the public the offered certificates at varying prices to be determined at the time of sale.  The proceeds to the depositor from the sale of the offered certificates, before deducting expenses, will be approximately 99.75% of the aggregate initial certificate principal balance of the offered certificates, plus accrued interest in the case of each class of offered certificates. See “Method of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests.  The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004.  On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

For further information regarding the federal income tax consequences of investing in the Residual Certificates, see “Certain Yield and Prepayment Considerations—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this prospectus supplement and “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated the date hereof, the depositor has agreed to sell, and the underwriter has agreed to purchase the Offered Certificates.  The underwriter is obligated to purchase all Offered Certificates offered hereby if it purchases any.  The underwriter is an affiliate of the depositor.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the Offered Certificates, before deducting expenses payable by the depositor, will be approximately 99.75% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest.  In connection with the purchase and sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the underwriters, to prior sale and to the underwriters’ right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates (other than the Residual Certificates) will be made through the facilities of DTC, Clearstream and Euroclear and delivery of the Residual Certificates will be made at the offices of the underwriter, in each case, on or about the closing date. The Offered Certificates will be offered in Europe and the United States of America.

The underwriting agreement provides that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriters may be required to make in respect thereof.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the Offered Certificates, other than the Residual Certificates, but is not obligated to do so. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in this prospectus supplement under “Description of the Certificates—Reports to Certificateholders,” which will include information as to the outstanding Certificate Principal Balance of the Offered Certificates and the status of the credit enhancement.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the depositor and the underwriters by Thacher Proffitt & Wood llp, New York, New York.